
<ARTICLE> 5
<LEGEND>
This schedule contains summary financial information extracted from Krupp Realty
Fund 5 Financial Statements for the three months ended March 31, 1998 and is qualified in its entirety by reference to such financial statements.
</LEGEND>

<PERIOD-TYPE>                   3-MOS
<FISCAL-YEAR-END>                          DEC-31-1998
<PERIOD-END>                               MAR-31-1998
<CASH>                                         987,394
<SECURITIES>                                         0
<RECEIVABLES>                                1,079,321<F1>
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                             1,905,987
<PP&E>                                      73,108,282<F2>
<DEPRECIATION>                            (42,536,410)<F3>
<TOTAL-ASSETS>                              34,544,574
<CURRENT-LIABILITIES>                        2,913,158
<BONDS>                                     42,263,337<F4>
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                  (10,631,921)<F5>
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>                34,544,574
<SALES>                                              0
<TOTAL-REVENUES>                             3,703,959<F6>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                             2,681,795<F7>
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                             754,062
<INCOME-PRETAX>                                      0
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                                  0
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                   268,102<F8>
<EPS-PRIMARY>                                        0<F8>
<EPS-DILUTED>                                        0<F8>

<F1>Includes all receivables grouped in "prepaid expenses and other assets" on the
Balance Sheet.
<F2>Multi-family complexes of $72,542,910 and deferred expenses of $565,372.
<F3>Accumulated depreciation of $42,479,396 and accumulated amortization of deferred expenses of $57,014.
<F4>Represents mortgage notes payable.
<F5>Represents total deficit of the General Partners and Limited Partnes of
($410,343) and ($10,221,578), respectively.
<F6>Includes all revenue of the Partnership.
<F7>Includes operating expenses of $1,219,384, real estate taxes of $576,814 and depreciation and amortization of $885,597.
<F8>Net income allocated $2,681 to the General Partners and $265,421 to the Limited
Partners.  Average net income per Unit of Limited Partners interest is $7.08 on
35,200 Units outstanding.

